Exhibit 10.3
GENERAL MOTORS COMPANY 2009 LONG-TERM INCENTIVE PLAN
As Amended August 19, 2013
SECTION 1.Purpose. The purpose of the General Motors Company 2009 Long-Term Incentive Plan is to motivate and reward participating Employees toward the long-term success of the business by making them participants in that success. Capitalized terms used in the Plan shall have the definitions set forth in Section 11 of the Plan.

SECTION 2.Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees of the Company and its Subsidiaries to whom Awards may be granted hereunder; (ii) determine the number of Shares to be covered by each Award granted hereunder; (iii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled, and (iv) interpret and administer the Plan and any Award Agreement, and establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan. The Committee may delegate to an appropriate Executive Officer of the Company responsibility for determining, within the limits established by the Committee, individual Awards for Employees who are not Executive Operations Committee members or Executive Officers of the Company.

Terms of Awards granted to Employees subject to compliance with the provisions of the Interim Final Rule and any determinations by the Special Master for TARP Executive Compensation will be determined by the Committee and will be included in the Award Agreements for those Employees.
SECTION 3.Shares Subject to the Plan.

(a)Subject to the provisions of Section 3(f) below, the aggregate number of Shares with respect to which Awards may be granted under this Plan shall not exceed 75,000,000 Shares. Shares subject to awards granted under the General Motors Company Salary Stock Plan and the General Motors Company Short-Term Incentive Plan shall reduce the number of Shares with respect to which Awards may be granted under this Plan. Each share subject to a Stock Option or Stock Appreciation Right will reduce the number of shares available for issuance under the Plan by one share, and each share subject to a Restricted Stock Unit or Stock Award will reduce the number of shares available for issuance by two and one-half shares. Subject to the provisions of Section 3(f), for awards that are intended to constitute qualified performance based compensation under Section 162m of the Code, grants of Options or Stock Appreciation Rights in any calendar year may not cover more than 1,000,000 shares and grants of RSUs or Stock Awards in any calendar year may not cover more than 250,000 shares.

(b)Awards granted under the Plan that are settled in cash will not count against the approved share reserve. Awards, other than Substitute Awards, that are forfeited or otherwise terminate without the issuance of Shares will no longer be charged against the maximum share limitation and will again be available for future grants. These Shares will return to the available share pool at the same ratio at which they were granted.

(c)Shares withheld by or delivered to the Company to satisfy the exercise or conversion price of an Award or in payment of taxes will not again be available for future grants.

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

(d)Substitute Awards will not reduce the number of Shares authorized for grant hereunder.

(e)Any Shares delivered in settlement of Awards hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(f)In the event of any merger, reorganization, consolidation, re-capitalization, stock split or reverse stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Company's Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under this Plan and the number of Shares subject to Awards granted under this Plan (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in its sole discretion in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted hereunder.

SECTION 4.Eligibility.

(a) Any Employee shall be eligible to be selected as a Participant.
(b) Conditions Precedent. As a condition precedent to the vesting and settlement of any portion of an Award, Participants shall: (i) continue to render services as an Employee (except as provided in Section 6(d) or to the extent this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Chief Executive Officer or Senior Vice President, Global Human Resources, is in any manner inimical or in any way contrary to the best interests of the Company. (For purposes of this provision, the determination of whether an action will cause damage to the Company, or is inimical or in any way contrary to the best interests of the Company shall be made in the sole discretion of the Chief Executive Officer or Senior Vice President, Global Human Resources of the Company.), (iii) not for a period of 12 months following any voluntary termination of employment, directly or indirectly, knowingly induce any Employee or employee of an affiliate of the Company to leave their employment for participation, directly or indirectly, with any existing or future business venture associated with such individual, and (iv) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. The failure by any Participant to satisfy any of the conditions precedent shall result in the immediate cancellation of the unvested portion of any Award previously made to such Participant and such Participant shall not be entitled to receive any consideration with respect to such cancellation.
SECTION 5.The Committee may require a Participant to enter into such agreements as the Committee in its sole discretion considers appropriate and in the best interests of the Company.

SECTION 6.Stock Awards and Restricted Stock Units.

(a)Grant and Performance Conditions. The Committee may grant Restricted Stock Unit Awards or Stock Awards to Participants, from time to time. Such Awards shall be valued by reference to a designated number of Shares. A Stock Award or RSU Award shall be subject to the terms and conditions set forth in this Section 6 and the terms set forth in the applicable Award Agreement. In the case of a discrepancy between the Plan and the RSU Award Agreement, the terms of the RSU Award Agreement will control.

(b)Nonforfeitability. No portion of a Stock Award or RSU Award shall become nonforfeitable or transferable, as applicable, prior to a date specified by the Committee in the

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

Award Agreement except as set forth in Section 6(d). A Participant must remain continuously employed by the Company or a Subsidiary through the nonforfeitability date specified in the Award Agreement except as set forth in Section 6(d). Awards shall be conditioned upon the achievement of Performance Conditions, if applicable, as specified in the Award Agreement.

(c)Payment and Delivery. No RSU Award shall be paid or settled prior to the first applicable Settlement Date, except as provided in Section 6(d)(i) .

(d)Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant's employment, any Award (or portion thereof) held by such Participant that has not become nonforfeitable at the time of such termination shall be forfeited.

(i)In the event that the Participant's employment terminates as a result of his or her death, all Awards held by such Participant shall be fully retained and become nonforfeitable, provided, however, that if the relevant Award was granted to a Participant at a time when the Participant was among the 75 employees for whom the structure of applicable compensation was subject to regulatory approval under the TARP regulations, then only a pro rata portion of all Awards held by such Participant shall be retained and become nonforfeitable. For Awards subject to proration, the retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of death and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. Any retained Award, or portion of Award, will be settled in the form provided in Section 6(e) and the Settlement Date for such Awards will occur as soon as practicable after the date of death.

(ii)In the event of the Participant's Disability, all Awards (or portions thereof) held by such Participant will be continue to vest and any awards will be subject to the payment and delivery provisions set forth in Section 6(c). The retained Award (or portion thereof) will be settled in the form provided in Section 6(e).

(iii) In the case of any Award which is not a TARP Award, in the event that the Participant voluntarily terminates from the Company at age 55 or older with ten or more years of service or at age 62 or older, and in either case prior to the first anniversary of the Grant Date of an Award, subject to other terms and conditions of the Plan, a pro rata portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of voluntary separation and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become completely nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. In the event such Participant voluntarily terminates from the Company at age 55 or older with ten or more years of service or at age 62 or older, and in either case after the first anniversary of the Grant Date of an Award, such Award shall continue to vest and be settled on the scheduled Settlement Date(s) in the form provided in Section 6(e). For purposes of this subsection 6(d)(iii), if a Participant has an outstanding Award granted at a time when the Participant was among the 75 employees for whom the structure of applicable compensation was subject to regulatory approval

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc under the TARP regulations, the Participant shall only retain a pro rata portion of any such Award (calculated as set forth above) if the Participant voluntarily terminates from the Company.
(iv) In the case of any TARP Award, in the event that the Participant voluntarily terminates from the Company at age 55 or older with ten or more years of service or at age 62 or older, and in either case such Participant has remained continuously employed for two years from the Grant Date, subject to other terms and conditions of the Plan, a prorated portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of retirement and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become completely nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. Any retained RSU Awards will be settled on the scheduled Settlement Date(s) in the form provided in Section 6(e).

(v)Any Participant who separates from the Company or a Subsidiary for any reason not specified in this Section 6(d) will not be entitled to retain any portion of an Award.

(vi) Notwithstanding the foregoing provisions of this Section 6(d), any Award that is designated as a special retention award in the applicable Award Agreement may be subject to vesting and forfeiture terms set forth in such Award Agreement which differ from the terms above.

(e)Form of Settlement. Each RSU Award shall be settled on any applicable Settlement Date by delivery of Shares. If a Settlement Date for any RSU Award occurs prior to the date which is six months following the consummation of an underwritten public offering of Shares, the Award shall be settled by the delivery of the Fair Market Value of Shares, in cash. Such delivery shall take place promptly after the applicable Settlement Date; provided, however, that such delivery shall be made in all events not later than December 31 of the calendar year in which such Settlement Date occurs.

(f)No Rights of a Shareholder. No holder of any RSU Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to an Award prior to becoming the record owner of such Shares.

(g)Leave of Absence. Notwithstanding Section 6(d), a qualifying leave of absence shall not constitute a termination of employment. A Participant's absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion.

SECTION 7.Stock Options and Stock Appreciation Rights

(a) Grant Price. The Grant Price of any Option or SAR shall not be less than the Fair Market Value (and in no event less than the par value) of the Shares on the date the Option or SAR is granted, except in the case of Substitute Awards.
(b) ISO; Nonqualified Option. Determination as to whether Options granted shall be “Incentive Stock Options” (“ISO's), Nonqualified Stock Options, and as to any restrictions which shall be placed on Options, shall be made by the Committee under such procedures as it may, from time to time, determine and each Option granted hereunder shall be identified as either an ISO or a Nonqualified Stock Option at the time of grant.

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

(c) Terms of Options or Stock Appreciation Rights. Options and SARs granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:
(i) Vesting and Exercise. Except in the case of death or except as set forth in Section 7(c)(iii)(B) or as set forth in Section 9, no Option or SAR shall vest or become exercisable prior to the first anniversary of the “Grant Date” (or such other date as may be established by the Committee or its delegate(s)); and after such date Options or SARs shall be exercisable only in accordance with the terms and conditions established at the time of grant and reflected in the Award Agreement. Unless otherwise specified in the Award Agreement, beginning on the first anniversary of the Grant Date, Options or SARs will vest and become exercisable in one-third increments. Subject to paragraph 7(c)(iii), each increment will first vest and become exercisable on the first, second and third anniversaries of the Grant Date, respectively. Upon becoming exercisable, the Option or SAR will remain exercisable until expiration, except as set for in Section 7(c)(iii).
(ii) Term of Options or SARs. The normal expiration date of an Option or SAR shall be determined at the time of grant, provided that each Option or SAR shall expire not more than ten years after the Grant Date.
(iii) Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant's employment, any Award (or portion thereof) held by such Participant that has not vested in accordance with Section 7(c)(i) at the time of such termination shall be forfeited
(A) If the Employee quits employment with the Company or is terminated by the Company for inadequate job performance, or for willful misconduct harmful to the Company, all unvested and vested Options or SARs held by such Participant shall be forfeited as of the date of such termination, or if earlier, as of the date that such grounds for termination by the Company first exist.
(B) If the Employee retires from the Company at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such country) or age 62 or older in the United States, subject to the other terms and conditions of the Plan, all Options or SARs will vest immediately, and will be exercisable until the expiration date of such Option. Notwithstanding this provision, the Committee may from time to time determine in its discretion that holders of Options or SARs retiring from the Company during specified time periods under specified circumstances may vest in and retain some portion of their Options or SARs granted in the year the retirement occurs.
(C) If employment is terminated by reason of death, all Options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option.
(D) If an employee becomes disabled, Options will continue to vest and become exercisable in accordance with the original terms of the grant while the Employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested Options will remain exercisable for the full remaining term.
(E) If employment terminates for any reason other than as set forth above (including, for the avoidance of doubt, retirement not meeting the conditions set forth in Section 7(c)

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

(iii)(B) or other voluntary termination with the consent of the Company), subject to the other terms and conditions of the Plan, all vested Options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such Option.
(F) If employment terminates for any reason (other than death) prior to the first anniversary of the date an Option is granted, except as provided in Section 7(c)(iii)(B) the Option shall be forfeited and terminate on the date of termination of employment.
(iv) Leave of Absence. Notwithstanding Section 7(c) (iii), a qualifying leave of absence shall not constitute a termination of employment. A Participant's absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion.
(v) Payment of Exercise Price. All Shares purchased upon exercise of any Option shall be paid for in full at the time of purchase or adequate provision for such payment shall be made. Such payment shall be made (A) in cash, (B) through delivery or constructive delivery of Shares (provided that such Shares may be subject to such holding period or other requirement as the Committee may impose, (C) a combination of cash and stock or (D) through a broker-assisted cashless exercise facility if established by the Company. Any Shares delivered as a result of an Option exercise shall be valued at their Fair Market Value on the exercise date of the Option.
SECTION 8. Amendments, Termination and Recoupment.

(a)The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or such other national securities exchange as may be from time to time the principal trading market for Shares, and (ii) except as provided in Section 8(f), the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award.

(b)The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

(c)The Committee may amend the terms of any Award and any Award Agreement theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent except as provided in Section 8(f). No such amendment shall reduce the exercise price of an outstanding Option or cancel or amend an outstanding Option for the purpose of re-pricing, replacing or re-granting such Option with an exercise price that is less than the exercise price of the original Option including cash payments in consideration of an underwater Option without stockholder approval.

(d)Notwithstanding any provision of this Plan to the contrary, any Award made and any amount of cash or Shares delivered in settlement thereof to a Participant under this Plan is subject to being called for repayment to the Company in any situation where the Board of Directors or a Committee

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc thereof determines that the Company's Policy on Recoupment of Compensation requires such repayment, or that repayment is otherwise required by the rules of any national securities exchange on which the stock of the Company may be listed. The determination regarding repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Company.

(e)If any provision of the Plan or any Award Agreement is invalid or unenforceable in any jurisdiction, (i) such provision shall be modified or eliminated, but only to the extent necessary to eliminate such invalidity or unenforceability and (ii) such invalidity, unenforceability, modification or elimination shall not affect the validity or enforceability of such provision in any other jurisdiction and shall not affect the validity or enforceability of any other provision of the Plan or any Award.

(f)Any Award hereunder that is or becomes a TARP Award is intended to comply with applicable Treasury regulations under TARP and shall be interpreted and amended as necessary to comply with any interpretations or guidance of the Special Master or his successor. In the event that an Award hereunder becomes a TARP Award, or is otherwise affected by any decision of the Special Master or his successor, the Company shall inform the affected Participant.

SECTION 9.General Provisions.

(a)An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner except as may be expressly set forth in the Award Agreement.

(b)Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant's employment or service contract with the Company or any Subsidiary. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c)No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(d)Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment or a Participant's service at any time, with or without cause.

(e)All Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, any instructions of the Special Master and the Committee may cause a legend or legends to be put on any certificates or other indicia of ownership of such Shares to make appropriate reference to such restrictions.

(f)No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

(g)The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the minimum required tax withholding rate, to the extent such limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

(h)Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(j)Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 9(j) may not be made without stockholder approval or Participant approval, if such approval is required by Section 8. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

(k)If the Company shall have any unpaid claims against a Participant arising out of or in connection with the Participant's employment with the Company, prior to payment of a Final Award, the Company, at its discretion, may offset against a Final Award up to $5,000 per year of any unpaid claims. Upon settlement of an Award such claim may be offset in total. Such claims may include, but are not limited to, unpaid taxes or corporate business credit card charges.

(l)Notwithstanding any provision of this Plan, no Plan elections, modifications or distributions will be allowed or implemented if they would cause the Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. The settlement of Awards hereunder may be delayed up to six months following a Participant's termination of employment if the Participant is a “specified employee” for purposes of Section 409A and such delay is necessary to avoid the imposition of tax (including interest and penalties) under Section 409A.

SECTION 10.Term of Plan. The Plan shall terminate on the day after the date when all Awards hereunder have been settled in accordance with the terms of the Plan.

SECTION 11.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean any Options, Stock Appreciation Rights, Stock Award or award of Restricted Stock Units granted hereunder.

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

(b)“Award Agreement” shall mean the written instrument evidencing the terms of an Award hereunder.

(c)“Board” shall mean the Board of Directors of the Company.

(d)“Chief Executive Officer” shall mean the Chief Executive Officer of the Company.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.

(f)“Committee” shall mean the Executive Compensation Committee of the Board, its named successor, or such other persons or committee to whom the Board has delegated any authority, as may be appropriate.

(g)“Company” shall mean General Motors Company, a Delaware Company, or its successor.

(h)“Disability” shall mean the Participant is unable to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(i)“Employee” shall mean any individual who is employed by the Company or any Subsidiary.

(j)“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.

(k)“Executive Officer” shall mean any Participant required to provide periodic statements of beneficial ownership of Company equity securities as an executive officer of the Company under Section 16(a) of the Exchange Act.

(l)“Fair Market Value” shall mean the value of a Share, determined as follows: prior to the establishment of when-issued trading of the Shares on a national securities exchange, as determined by the Committee in its discretion; and after the establishment of when-issued trading of the Shares on a national securities exchange, the average of the high and low trading (or when-issued trading) prices for the Shares as reported on such national securities exchange for the applicable date or, if no such prices are reported for that date, the average of the high and low trading (or when-issued trading) prices on the immediately preceding date for which such prices were reported.

(m) “Grant Date” shall mean the grant date specified in the Award Agreement.

(n)“Grant Price” shall mean the average of the high and low trading price per Share on the Grant Date.

(o)“Incentive Stock Options” or “ISO” shall mean an Option granted hereunder that is intended to comply with the provisions of Section 422 of the Code.

(p)“Nonqualified Option” shall mean an Option that is not an ISO.

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

(q)“Options” or “Stock Options” shall mean any right granted to a Participant under the Plan pursuant to and described in Section 7 allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee shall determine and shall include ISOs and Nonqualified Options.

(r)“Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan

(s)“Plan” shall mean this General Motors Company 2009 Long-Term Incentive Plan, as amended from time to time.

(t)“Performance Conditions” shall mean measures of the operational performance of the Company or other performance criteria selected by the Committee, the degree of achievement of which will determine the portion of an Award that is earned by the Participant as specified in the Award Agreement. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, initial public offering, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or warranty. Each business criterion may be expressed in absolute terms or relative to the performance of other companies or to an index.

(u)“Proration Date” shall be a date established by the Committee at the time of grant of an Award and specified in the Award Agreement. If no such date is established, the Proration Date shall be the Grant Date.

(v)“Restricted Stock Unit” or “RSU” shall mean any unit granted pursuant to and described in Section 6.

(w)“Settlement Date” shall mean the date on which the Award becomes nonforfeitable and payable in accordance with the provisions of the Plan and the Award Agreement.

(x)“Shares” shall mean shares of the common stock of the Company, $0.01 par value.

(y)“Special Master” shall mean the Office of the Special Master for TARP Executive Compensation, established by the United States Secretary of the Treasury under the American Recovery and Reinvestment Act of 2009 or any other office or agency which succeeds to the powers thereof.

(z)“Stock Appreciation Right” shall mean an Award denominated in Shares that entitles the Participant within the exercise period to receive a payment equal to the increase in value between the Grant Price and the fair market value of the underlying Shares at date of exercise.

(aa) “Stock Award” shall mean an Award of shares hereunder which may be subject to such restrictions on transfer and/or forfeitability conditions as are specified in the applicable Award Agreement.

(bb) “Subsidiary” shall mean (i) a company of which capital stock having ordinary voting power to elect a majority of the board of directors of such company is owned, directly or indirectly, by the

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc

Company or (ii) any limited liability company or unincorporated entity in respect of which the Company can exercise, directly or indirectly, comparable control to that described in clause (i).

(cc) “Substitute Award” shall mean an Award granted hereunder in assumption or replacement of an award issued by a company acquired by the Company or with which the Company or its Subsidiary combines.

(dd) “TARP Award” shall mean an Award hereunder that is at any time required to comply with the requirements for “long-term restricted stock” set forth in Treasury Regulations Section 31 CFR 30.1 (Q-1) and as interpreted and applied by the Special Master.

(ee) “Unit” shall mean a Restricted Stock Unit or RSU.

(ff) “Senior Vice President, Global Human Resources” shall mean the Senior Vice President, Global Human Resources of the Company.

PERCOMPC\LMG\8-19-13 ECC\2009 Long Term Incentive Plan-as amended 08 19 13-FINAL.doc